Exhibit 99.1

December, 2017 Investor Update

Table of Contents

Corporate Profile

ProAssurance Corporate Profile

ProAssurance.
Treated Fairly

- Healthcare-centric specialty insurance writer
  - Healthcare Professional Liability (HCPL)
    - Only public company writing predominantly HCPL
  - Life sciences and medical device liability
  - Workers' compensation
  - Legal professional liability
  - Alternative risk transfer (ART)
- Market Cap: $2.9 billion
- Shareholders' Equity: $1.9 billion
- Total Assets: $4.9 billion
- Claims-Paying Ratings
  - A. M. Best: "A+" (Superior)
  - Fitch: "A" (Strong)
- 40 locations in three countries
  - 1,003 total employees
- Writing in 50 states & DC
- Emerging international business

As of 9/30/17, except Market Cap which is 11/30/2017

Business Unit	Principal Offices	Employees	Lines of Business
HCPL	18	461	Healthcare Professional Liability
PRA Corporate	1	105	Corporate functions (Accounting, Legal, etc.)
PICA	1	92	Professional Liability for Podiatry & Chiropractic
Eastern	7	274	Workers' Compensation Captive Facilities (all lines)
Medmarc	2	68	Products Liability Legal Professional Liability
PRA Risk Solutions	1	3	Alternative Risk Transfer


Primary Capital Source for Lloyds Syndicate 1729
Underwriting Offices
Claims Offices
Claims/Underwriting Offices
Corporate Headquarters
Cayman Islands

ProAssurance Investor Briefing, December 2017
3

9/30/17 YTD 2017 Premiums, Policyholders & Distribution YTD Policyholder Count: ~72,900 YTD 2017 Gross Premium: $683 mln Premium Allocated by Line Does Not Reflect Inter-Segment Eliminations Subject to Rounding Our Distribution Sources HCPL LPL Life Sciences Workers’ Comp Agent/Broker 73% 100% 100% 100% Direct 27% -- -- --

Our Four Reporting Segments ProAssurance Consolidated Specialty P&C Workers’ Compensation Lloyd’s Corporate / Other Healthcare Professional Liability Products Liability Lawyers’ Professional Liability Traditional Captive Market Facility Syndicate 1729 (58%) (including investments & taxes) PRA Corp – Parent Company Internal Agency Operations Investments, except Lloyd’s Taxes, Except Lloyd’s Debt Operating Segments

ProAssurance Brand Profile Specialty P&C Healthcare Professional Liability Workers’ Comp Alternative Risk Transfer Medical Technology & Life Sciences Products Liability Legal Professional Liability

ProAssurance’s Path to Success 1976-1991 Building financial strength Establishing a brand reputation for superior service Demutualized in 2001 1991-2012 Scope & size addressed by expansion through careful M&A and de novo expansion in traditional HCPL 2012-2016 Additional capabilities added in Life Sciences and Workers Compensation The only specialty offering HCPL and Workers Compensation Instrumental in the formation of Lloyd’s Syndicate 1729 Providing 58% of the Syndicate’s underwriting capacity New options available ranging from captives to Lloyds Corporate / Other Looking for further M&A opportunities in HCPL International opportunities can be created through Lloyds We expect to remain healthcare-centric

Management is Experienced & Invested

ProAssurance. Treated Fairly

Executive Committee Experience/Bios

W. Stancil Starnes, JD
Chairman & Chief Executive Officer
Company Tenure: 10 Years
Prior MPL Experience: 29 Years
Total Industry & Related Experience: 39 Years
Formerly in the private practice of law in HCPL defense and complex corporate litigation

Jeffrey P. Lisenby, JD
Executive Vice-President, General Counsel & Secretary
Company Tenure: 17 Years
Prior MPL Experience: -
Total Industry & Related Experience: 17 Years
Formerly in the private practice of law

Edward L. Rand, Jr., CPA
Executive Vice-President & Chief Financial Officer
Company Tenure: 13 Years
Prior MPL Experience: -
Total Industry & Related Experience: 25 Years
Career-long experience in insurance finance and accounting. Prior to ProAssurance: Chief Accounting Officer for Partner Re

Howard H. Friedman, ACAS
President HCPL Group & Chief Underwriting Officer
Company Tenure: 21 Years
Prior MPL Experience: 16 Years
Total Industry & Related Experience: 37 Years
Career-long experience in MPL company operations and management. Former ProAssurance CFO

Michael L. Boguski, CPCU
President, Eastern Alliance Insurance Group
Company tenure: 21 Years (Co-founder/First employee)
Prior Property & Casualty experience: 11 Years
Total Industry & related experience: 32 Years
Career long experience in Property and Casualty Underwriting, Operations and Executive Management.

Ross E. Taubman, DPM
President of PICA
Company Tenure: 6 Years
Prior MPL Experience: -
Total Industry & Related Experience: 32 Years
Formerly in the private practice of podiatry. Leader in organized podiatric medicine; former President and Trustee of the American Podiatric Medical Association

- Proven executive management remains in place
  - Officer/SVP: 16 years average tenure / 30 years average total industry experience
  - VP level: 16 years average experience /29 years average total industry experience
- Performance over our history demonstrates our understanding of cycle management and the need to remain disciplined
- Board, management and employees are invested, owning ~2 % of ProAssurance stock
  - SVP and above subject to ownership guidelines

ProAssurance Investor Briefing, December 2017 8

Key Themes and Topics of Importance December 2017

Key Themes Long Term Success Consistent & disciplined focus on profitability Demonstrated track record of value creation for shareholders Proven Strategy World class knowledge & expertise Superior brand identity and reputation in the market Broad range of coverages address every significant need in our target markets Strong claims advocacy continues to differentiate Forward Thinking Successfully adapting to serve evolving risks through new distribution partners Coverages that span the broad spectrum of healthcare and related risks Dedicated to creating future value

Key Topics and New Developments for This Discussion Special Dividend & Capital Management Balances value creation and maintaining capital needed to take advantage of opportunities as they emerge Pages 13-16 Greater Efficiency as Capital is Optimized Return on Equity has moved higher year-over-year in 2017 Pages 18, 20-21 Premiums-to-Equity will respond to the reduction in capital due to the special dividend Page 18 $ Line of Business Highlights HCPL: Some signs of stability in the market. Solid retention and higher renewal pricing on physician business Pages 37-38 Workers’ Compensation: Stable premium in a competitive market. Strong retention. Successful Great Falls transaction & higher risk expansion Page 59 Lloyd’s Syndicate: The value creation thesis is intact. Higher premiums. Solid performance ex-storms Pages 78-80

Capital Management Discussion December 2017

Key Updates: Capital Management Regular quarterly dividends of $0.31/per common share Special dividend of $4.69/per common share to be paid on January 10, 2018. Following an identical special dividend paid in January 2017. 2017 Dividends declared through November 30th have returned $317 million of capital to shareholders Dividends declared in 2016 also returned $317 million of capital to shareholders Underscores our commitment to effective capital management Preserves the flexibility to pursue business opportunities and potential transactions that may emerge

Superb Track Record of Capital Management Current Management Team’s Tenure Began Q2 2007 At 11/30/2017 $ in 000’s Year Dividends Declared* Share Repurchase Strategic Acquisitions Total* Special Regular 2007 ̶ ̶ $54,201 ̶ $54,201 2008 ̶ ̶ 87,561 ̶ 87,561 2009 ̶ ̶ 52,045 $137,800 189,845 2010 ̶ ̶ 106,347 233,000 339,347 2011 ̶ $15,269 21,013 ̶ 36,282 2012 $154,055 38,411 ̶ 24,000 216,466 2013 ̶ 64,777 32,454 153,700 250,931 2014 150,685 69,779 222,360 205,244 648,068 2015 53,013 66,843 169,793 ̶ 289,649 2016 249,188 65,841 2,106 ̶ 317,135 YTD 17* 250,517 66,123 ̶ ̶ 316,790 $857,458 $387,043 $747,880 $753,744 $2,746,125 $1,992,381 48% increase in Shareholders Equity To $1.9 billion from $1.3 billion $2.0 billion† returned to shareholders through share repurchase and dividends since 2007 Share repurchase balances share price vs. book value/share $110 million authorized for buybacks at 11/30/2017 Regular quarterly dividend remains $0.31/share $754 million deployed in transformative strategic acquisitions †Capital Returned is all declared dividends + share buybacks *Calculations regarding dividends declared but not yet paid and capital returned to shareholders are estimated based on outstanding shares at October 31, 2017 as reported in the ProAssurance Q3 2017 10Q

Capital and Liquidity Decisions All decisions must recognize that we hold significant capital at the subsidiary level to maintain operating company ratings and satisfy regulatory requirements. Dividends from subsidiaries to the holding company are our primary source of liquidity and are paid as allowed given rating and regulatory constraints. Starting Point & Capital Required capital for operating subsidiaries Liquidity Accepted operating expenses Add & Capital Potential opportunities for organic growth and strategic M&A Liquidity Amounts needed for quarterly dividends and debt service Share repurchase at prices with a reasonable payback period Special dividend Decreasing tax efficiency Options for deploying remaining capital Recurring regular dividend

Key Source of Capital: Subsidiary Dividends to Corporate Subsidiary Dividend History (in Millions) 2017 ORDINARY Dividend Capacity was $174 Million Ordinary dividends are permitted without regulatory approval Amounts and criteria vary by domiciliary state Extraordinary dividends require regulatory approval Subsidiary capital requirements play a major role Subsidiary dividends are our primary source of liquidity No further dividends to be paid in 2017

Capital Management Priorities “A+” Rating Threshold The manner in which capital is used has an effect on financial ratings Excess Capital vs. Excess Capacity

$377 million debt at 11/30/17 $250 million 10-year notes due 11/15/2023 5.30% Coupon $127 million drawn on revolver (Fully Collateralized) Strong Capital Position and Minimal Debt Ten-Year Premiums to Equity Ten-Year Debt to Capital Moving closer to our minimum target of 0.75:1 Committed to enhancing shareholder value through effective capital management Retaining capital needed for an eventual market turn and M&A *Annualized ProForma 19% ProForma 0.6 ProForma Results reflect capital and equity at 9/30/17 adjusted for the dividends declared on 11/29/17

Return on Equity Discussion December 2017

Key Updates: Return on Equity & Future Goals Revising ROE target to seven points above the ten-year Treasury rate (risk-free rate) Prior long-term return target of 12%-14% is unrealistic in the current interest rate environment Ten year treasury rate was 2.33% at 11/15/17*, implying a revised ROE Target of approximately 9.3% Each line of business retains a pricing target of 13% ROE on allocated capital YTD 2017 Return on Equity: 6.6% *https://www.treasury.gov/resource-center/data-chart-center/interest-rates/Pages/TextView.aspx?data=yield

Components of Return on Equity 11.5% 9.2% Ten year Average ROE (2007-2016) Five Year Average ROE (2012-2016)

Stock Performance & Total Return December 2017

Consistent Value Creation Reflects all stock splits and includes all dividends in the year declared. Source: SNL Scorecard at 11/30/17 Total Return CAGR Since Inception (Sep 1991) 3251% 15% Ten Year (11/30/07 – 11/30/17) 220% 12% Five Year (11/30/12 – 11/30/17) 90% 14% YTD 2017 12% Scorecard at 11/30/17 Price Change CAGR Since Inception (Sep 1991) 2265% 13% Ten Year (11/30/07 – 11/30/17) 103% 7% Five Year (11/30/12 – 11/30/17) 36% 6% YTD 2017 10% Stock Price Scorecard at 11/30/17* BV + Dividends CAGR Since Inception (Sep 1991) 3000% 14% Book Value + Dividends Declared Total Return * Book Value Per Share at 9/30/17 + cumulative dividends declared as of 11/30/17

Consolidated Financial & Operational Highlights

Q3 2017 Recap Solidly Profitable Net Income: $28.9 mln or $0.54/share Operating Income: $24.3 mln or $0.45/share Combined Ratio: 97.0% qtr / 96.5% ytd Favorable Development: $32.3 mln vs $29.0 mln in Q3 ‘16 Excellent Premium Retention Reaching Larger Risks: Strong New Business Specialty P&C: $11.4 mln vs $10.1 mln in Q3 2016 Workers’ Compensation: $9.2 mln vs $6.8 mln in Q3 2016 Overall Premium Growth Specialty P&C Segment—largely timing-related Lloyd’s—finding opportunities to write selected risks Worker’s Compensation—essentially level in the face of intense competition

YTD 2017 Recap: Strong Fundamentals PREMIUM GROWTH 5.5% Overall Specialty P&C: +4.3% Workers’ Compensation: +4.5% Lloyd’s Syndicate: +12.0% FAVORABLE DEVELOPMENT: $90.1 million Sustained PROFITABILITY Net Income: $89.9 Million or $1.68/diluted share Operating Income: $79.0 Million or $1.47/diluted share Combined Ratio: 96.5% EXCELLENT PREMIUM RETENTION SUCCESSFUL BROKER OUTREACH Aids in Adding Well-Underwritten NEW BUSINESS Despite Challenging Market Conditions Specialty P&C: $31.0 million Workers’ Compensation: $32.7 million

Q3 2017 Income Statement Highlights Strong results from a focused strategy Three Months Ended Nine Months Ended September 30 September 30 2017 2016 2017 2016 Gross Premiums Written $245.5 $232.0 $683.1 $647.6 Net Investment Result $27.9 $21.9 $78.1 $68.7 Total Revenues $228.5 $224.4 $657.0 $632.5 Net Losses and LAE $129.4 $118.1 $364.1 $335.9 Underwriting & Operating Expenses $57.1 $55.8 $172.1 $166.7 Net Income (Includes Realized Investment Gains & Losses) $28.9 $33.8 $89.9 $96.2 Operating Income $24.3 $24.4 $79.0 $85.4 Operating Income per Diluted Share $0.45 $0.46 $1.47 $1.60 In millions, except per share data

Balance Sheet Highlights Maintaining the financial strength required to keep our insurance promise while continuing to create value for our shareholders 2017 2016 2015 2014 2013 Shareholders’ Equity $1.9 $1.8 $2.0 $2.2 $2.4 Total Investments $3.7 $3.9 $3.7 $4.0 $3.9 Total Assets $4.9 $5.1 $4.9 $5.2 $5.2 Total Policy Liabilities $2.5 $2.4 $2.4 $2.4 $2.4 Book Value per Share $34.65 $33.78 $36.88 $38.17 $39.13 In billions, except Book Value per share From 2013-2016, Book Value per share was affected by our purchase of common stock at prices above Book Value per Share Shareholders’ Equity: 48% Increase (2007- YTD 2017) $2.0 bln Returned to Shareholders Through Dividends and Share Repurchase Over This Period

Q3 2017 Book Value per Share History

Book Value per Share History Components 9/30/17 12/31/16 Change Total Book Value $34.65 $33.78 $(0.87) Less: Goodwill & Intangible Assets 5.52 5.54 (0.02) Tangible Book Value $29.13 $28.24 $(0.89) Less: Unrealized Gain / Loss 0.48 0.33 $(0.15) Tangible Book Value excl Unreal G/L $28.65 $27.91 $(0.74) Estimated Effect of Treasury Shares $(1.50) $(1.63) $(0.13) Outstanding Shares (000s) 53,413 53,251 162 Treasury Shares (000s) 9,409 9,409 —

Combined ratio average 2009-2016: 72.7% Operating ratio average 2009-2016: 50.2% Strong Operational Results / Consistent Profitability Combined Ratio and Operating Ratio History

Recognizing loss trends as they appear No change in reserving philosophy or process Disciplined Approach to Reserves $ in millions 15-Year Reserve Development History by Quarter by Year HCPL Predominating 2003—2017

Segment Financial Highlights Specialty P & C

Q3 2017 Specialty P&C Financial Highlights Three Months Ended Nine Months Ended September 30 September 30 2017 2016 2017 2016 Gross Premiums Written $166.3 $155.8 $340.4 $335.1 Net Premiums Earned $118.3 $116.2 $367.1 $354.5 Total Revenues $119.6 $117.2 $344.3 $339.1 Net Losses & Loss Adjustment Expenses $73.8 $72.3 $220.1 $205.8 Underwriting & Operating Expenses $27.0 $26.6 $79.3 $77.5 Operating Result $18.8 $18.2 $39.9 $55.7 Current Accident Year Net Loss Ratio 87.8% 88.1% 88.7% 88.3% Effect of Prior Accident Year Reserve Development (25.4%) (25.9%) (24.0%) (26.9%) Net Loss Ratio 62.4% 62.2% 64.7% 61.4% Underwriting Expense Ratio 22.8% 22.9% 23.3% 23.1% Combined Ratio 85.2% 85.1% 88.0% 84.5% In millions, except ratios

Total Gross Written Premiums were $166.3 mil—increase of 6.7% Q-o-Q, but driven almost entirely by timing New business of $11.4 million. Physician new business: $7.0 mil Facilities decrease is due to renewal timing. Retention: 82%. Facilities new business: $1.9 mil Lawyers’ professional liability is essentially flat. Retention: 82%. LPL new business of approximately $1.0 mln Medical technology down slightly due to expected retention losses, offset somewhat by $800,000 new business Q3 2017 Specialty P&C Gross Written Premium Two-year policies adversely affect premiums in odd years due to renewal patterns $ in millions

Total Gross Written Premiums were $428.0 mil—increase of 4.3% Y-o-Y Physician increase is due timing of new business in 2016 & renewals in 2017. Retention: 90%. Physician new business: $17.9 mil Facilities business is essentially unchanged Y-o-Y. Retention: 87%. Facilities new business: $5.0 mil Lawyers’ professional liability is unchanged Y-o-Y. Retention: 83%. LPL new business of $2.8 mil Medical technology is unchanged Y-o-Y. Retention is 85%. New business of $3.5 mil YTD Specialty P&C Gross Written Premium (at 9/30/17) Two-year policies adversely affect premiums in odd years due to renewal patterns $ in millions

Retention remains strong Continued underwriting vigilance is being used today to ensure future success Market share is important, but NOT as important as profitability Strong Retention Despite Competition Year-over-Year Premium Retention – Physicians Trailing Four Quarters’ Premium Retention – Physicians

No Overall Change in HCPL Loss Trends PICA excluded to facilitate accurate comparisons over time YTD is September 30, 2017 Current accident year loss ratio adjustments have been minor—in either direction Minimal changes on renewed business MD/DO Charged Rate History

Annual Premium for a $1M / $3M Policy Filed or Approved at 1/01/17 Key State Rate Comparison

Strong defense still matters to individual physicians, even if they are in a hospital-owned practice or in a large group—it’s their reputation on the line We leverage our financial strength to give our insureds the opportunity for an uncompromising defense of each claim Differentiates our product Provides long-term financial and marketing advantages Retains business and deters future lawsuits Claims outcomes are now public in more than half of the states and will be increasingly important as consumers go online to do research to control more of their medical spending Thorough Claims Defense Remains Important Industry: 73% No Paid Losses ProAssurance: 76% No Paid Losses Source: ProAssurance, as reported to PIAA Source: PIAA 2015 Claim Trend Analysis, ProAssurance Excluded Ten Year Average 2006-2015

Comprehensive, reliable data provided by the Ohio Department of Insurance Broad range of competitors and business approaches The Ohio Example: 2005 – 2014 Data www.insurance.ohio.gov/Legal/Reports/Documents/Ohio2013MedicalProfessionalLiabilityClosedClaimReport.pdf More Claims Defended in Court More Claims Closed With No Indemnity EXTRAORDINARY OUTCOMES: 2.2x Lower Average Indemnity Payment per Closed Claim

Source: 2012-2016, Statutory Basis, A.M. Best Aggregates & Averages The Bottom Line Benefits of Strong Defense Our ability and willingness to defend claims allows us to achieve better results ProAssurance Stand Alone Five-Year Average Loss Ratio (2012-2016 / Calendar Year) ProAssurance vs. Industry Five-Year Average Loss Ratio (2012-2016) subject to rounding On average, 23 points better than the industry TOTAL LOSS RATIO Incurred Loss Adjustment Expenses as a Percentage of Premium Incurred Losses as a Percentage of Premium

Source: A.M. Best Aggregates and Averages for Each Line of Business (1991-2016) ProAssurance Outperforms in Insurance Average Combined Ratio

Source: 1991-2016 A.M. Best Aggregates and Averages, Medical Malpractice Lines of Business. Policyholder Dividends Included. ProAssurance Outperforms in HCPL ProAssurance consistently outperforms in a volatile line of business Calendar Year Combined Ratio 1991 - 2016 '91-'16 Avg 10 Yr Avg 2007-2016 5 Yr Avg 2012-2016

Segment Strategic Review Specialty P & C

The question is cost vs. care—we can deliver more care than we can afford Restructuring is producing profound changes in healthcare The U.S. spends a greater proportion of GDP on healthcare and the percentage is increasing Strategy Update: Healthcare Costs are the Real Issue Healthcare Spending as a Percentage of GDP (1995-2014) Healthcare Cost control remains the real driver of change in the delivery of care Care being pushed down to lower cost providers Current spending levels are unsustainable The Affordable Care Act is a sideshow that does not address rising costs No perfect model for healthcare delivery has emerged http://data.worldbank.org/indicator/SH.XPD.TOTL.ZS

The Future of Healthcare Costs Adapted from HBR: The Strategy that Will Fix Healthcare Greater reliance on a value-based payment system Providers shouldering more of the risk of costs Drives the need for efficiency in order to optimize limited resources Changing models of reimbursement Greater reliance on technology Increasing focus on efficiency to maximize care-per-spend OVERARCHING TRENDS Larger groups/systems will have more leverage with payers Financial pressures are eliminating small groups and solo practitioners Patients will be forced to make choices as they shoulder more costs Payment for Volume (Fee-for-Service) Payment for Value & Outcome (Value-Based Care) Provider Centric Patient Centric Physician/Specialty-Driven Coordination of Care

The fork in the road for traditional HCPL companies Their core markets are disappearing and they do not have the financial size and capability to insure large, more complex risks Strategy Update: Traditional Practices are Fading Source: 2016 Physicians Foundation Survey of America’s Physicians, and prior editions The HCPL Industry Traditional practices are fading Excess capital is being used to try to maintain market share at the expense of a sustainable future Capital & geographic constraints challenge many small insurers Few companies are able to respond to new coverage demands from emerging delivery models

The HCPL Industry Traditional practices are fading Excess capital is being used to try to maintain market share at the expense of a sustainable future Capital & geographic constraints challenge many small insurers Few companies are able to respond to new coverage demands from emerging delivery models Strategy Update: ProAssurance Can Meet the Challenges Healthcare Cost control remains the real driver of change in the delivery of care Care being pushed down to lower cost providers Current spending levels are unsustainable The Affordable Care Act is a sideshow that does not address rising costs No perfect model for healthcare delivery has emerged ProAssurance Maintaining discipline & profitability Expanding product lines through strategic M&A and internal innovation Covering the full spectrum of healthcare Addressing all avenues of distribution Created a sustainable competitive advantage Managing capital effectively The Fork in the Road For traditional HCPL companies, there can be no status quo given the inevitable evolution of their customer base

ProAssurance is Positioned to Succeed in HCPL

PROASSURANCE. Treated Fairly

Emerging Issues in Healthcare

- Consolidation of providers into larger groups or within facilities/systems
- Evolution of new delivery systems to address cost pressures
- Multi-state expansion to achieve scale

Challenges for HCPL Insurers

- Broker-driven purchasing requires new approaches to the market
- Larger balance sheets required to respond to greater financial risk
- Multi-state risks require broad scope
- Evolving risk profiles require flexible coverage options and alternative markets presence

ProAssurance Responds with Strategies & Solutions

- Broker outreach and National Healthcare Team are driving higher submissions.
- Chosen by a large multi-state risk—single largest premium in PRA history (Q2 2016)
- 50-state capability in place since 2007
- Partnerships such as Certitude with Ascension Health ($131 million in DPW since inception)
- Alternative market expertise through Inova® captives, E&S capabilities and a dedicated risk retention group
- Sophisticated Work Comp solution creates a solid competitive advantage

ProAssurance Investor Briefing, December 2017 50

ProAssurance has the right combination of geographic scope, broad experience, and financial strength for success in the new world of healthcare liability ProAssurance is Positioned to Succeed in HCPL Size & Scope of Top HCPL Writers SNL 2016 Statutory Data, >50% HCPL, Direct Written Premiums >$80 million

ProAssurance is Positioned to Succeed in HCPL Our long-term focus on financial strength is central to our overall strategy and success We have proven our ability to thrive across insurance cycles We have an unmatched combination of financial strength and deep experience ProAssurance has always evolved ahead of the curve We have built the platform that allows us to serve the broad spectrum of healthcare Prudently leveraging our success and experience with the addition of specialized expertise Broad capabilities to meet evolving demands Eastern, Medmarc, PICA & Mid-Continent Traditional HCPL companies deepen our capabilities

More than 30 year of experience insuring hospitals and other healthcare facilities Experience ranges from community-based hospitals to major medical centers Enhanced coverages (ProControl) and existing programs respond to today’s emerging trends Broad Experience Across the Healthcare Market Other Healthcare Facilities: 328 Hospitals: 128 1 2 1 3 2 3 23 2 6 9 39 4 1 1 DE: 1 MD: 1 1 1 15 1 3 1 1 4 3 18 3 31 3 3 35 DE: 8 DC: 1 MD: 3 NJ: 1 28 11 8 5 3 1 36 4 1 7 11 1 1 6 3 20 48 8 2 3 6 1 1 1 1 1 9/30/2017 1 1 1 1 1

Strategy Update: Successes in the Evolving Market

ProAssurance. Treated Fairly

- The Certitude[tm] program in partnership with Ascension Health
  - Shared risk through quota share participation by Ascension's captive on first $1M
  - ~2,600 insured physicians
  - ~$25.3 mln inforce Certitude direct premium YTD (9/30)
  - Active in AL, CT, D.C., FL, IL, IN, KS, MD, MI, NY, OK, SC, TN, TX, WI
  - $35.4 mln total *direct* premium from Ascension-related risks in 2016
- CAPAssurance
  - Partnered with California-based CAP-MPT
  - Risk sharing by CAP through variable quota share participation on first $1 mln
  - ~$6.1 mln of inforce premium, including three hospitals and various facilities

CERTITUDE™ by ASCENSION



- States with Active Certitude Programs
- Non-Certitude States where Ascension Health Ministries are based*
- States with Active CAPAssurance Policies

*http://ascension.org/our-work/ascension-health/sites-of-care

ProAssurance Investor Briefing, December 2017 54

Addressing a Wide Spectrum of Risk Appetites Traditional Policies Primarily agent-sold or direct Remains the majority of our business Proven performance supports discipline pricing Transitional Risk sharing/high deductible programs control cost and build “sticky” business Risk purchasing groups target specific specialties or program business Joint physician/hospital policies (ProControl®) address unique risk tolerance and claims expectations of each class of insured Alternative Risk Captive insurance programs allow large, sophisticated healthcare and workers’ compensation customers to control their own insurance programs Two joint healthcare professional and workers’ compensation programs are already in place Eastern Re brings proven experience and expertise in establishing and operating captives through segregated cells Coordinated sales & marketing efforts target insureds in these classes for additional products and services

Emerging Strategic Opportunities ProAssurance Risk Solutions sm Proven expertise to address complex risk financing challenges in both healthcare and workers’ compensation Run-off liabilities in M&A transactions Assumption of existing reserve liabilities for large organizations seeking to repurpose capital resources Specialized self-insurance plans Offers financial flexibility through more efficient securitization/collateralization of self-funded risks ProAssurance Complex Medicine Program for larger entities with self-insured retentions allows us to participate in markets we have not previously addressed Proprietary analytics provides advanced underwriting & pricing capabilities in conjunction with Pro-Praxis, an underwriting agency capitalized by Cooper Gay

Leveraging Existing Expertise in New Ways Syndicate 1729 at Lloyds Our 58% participation provides potential access to international medical professional liability opportunities Increases flexibility for ProAssurance when working with complex risks Primary and excess business can be written We expect to leverage Medmarc’s expertise in the future to underwrite international medical technology and life sciences risks Medmarc Larger healthcare organizations present greater opportunities to insure activities focused on device and drug development Provides ProAssurance and our distribution partners with additional capabilities at the complex end of the healthcare delivery continuum Increasing globalization of testing and development efforts are a natural fit with Lloyd’s Syndicate 1729 ProAssurance Mid-Continent Underwriters Focuses on ancillary healthcare market which is exploding as care is being pushed down to lower cost providers

Segment Financial Highlights & Strategic Review Workers’ Compensation

Workers’ Compensation Expansion Completed Eastern Alliance Insurance Group has acquired the renewal rights to the workers’ compensation book of Great Falls Insurance Company Great Falls is headquartered in Auburn, Maine Transaction adds Maine and New Hampshire to Eastern’s footprint Sets the stage for expansion into other New England states $13.3 million of direct written premium in 2016 No assurance that Eastern can renew 100% of expiring Eastern also acquired all of Great Falls’ agency contracts Many long-term relationships Management and employees are now part of Eastern forming the New England regional office Fifth operating region within Eastern Great Falls’ president is leading this new region Strong operational and cultural fit with Eastern Southeast Region Charlotte, NC Richmond, VA Gulf South Region Madison, MS Nashville, TN Austin, TX New England Region Auburn, ME Mid-Atlantic Region Lancaster, PA Wexford, PA Eastern Re (Cayman) Midwest Region Indianapolis, IN Grandville, MI

Eastern Specialty Risk: Higher Risk But NOT High Risk Business Overview Focusing on the next level of risk: higher hazard but not typical “high hazard” Some classes previous written by Eastern in High Modification programs $2.5 million in direct premiums through September 30, 2017 Loss trends are favorable Initial submission quantity and quality are solid, largely construction-related and regional transportation risks Business profile aligns with expected growth in payroll/premium in the US, especially in infrastructure-focused industries Broad acceptance from existing agents that have deep relationships with Eastern Many have one or two accounts with competitors and look to move those to Eastern with this option Expected Loss Profile Loss are expected to be less frequent, but more severe, although mitigated by an excellent reinsurance structure Full support of reinsurance partners Retentions remain the same as in existing business Deepens the reinsurance relationship by providing additional rate for new exposures Loss profile means higher premiums and greater margins Eastern will apply its innovative claims and risk management strategies to shorten the tail, reduce the incidence and severity of claims and enhance workplace safety

Q3 2017 Workers’ Compensation Financial Highlights Three Months Ended Nine Months Ended September 30 September 30 2017 2016 2017 2016 Gross Premiums Written $59.7 $59.9 $203.2 $194.4 Net Premiums Earned $57.7 $54.5 $169.8 $164.0 Total Revenues $57.8 $54.6 $170.3 $164.7 Net Losses & Loss Adjustment Expenses $35.1 $34.5 $103.2 $104.2 Underwriting & Operating Expenses $18.4 $18.3 $52.2 $52.5 Operating Result $2.6 $0.3 $9.3 $4.6 Current Accident Year Net Loss Ratio 64.8% 66.6% 65.3% 65.9% Effect of Prior Accident Year Reserve Development (4.0%) (3.3%) (4.5%) (2.4%) Net Loss Ratio 60.8% 63.3% 60.8% 63.5% Underwriting Expense Ratio 32.0% 33.6% 30.8% 32.0% Combined Ratio 92.8% 96.9% 91.6% 95.5% In millions, except ratios

Consistent Profitability in Workers' Comp Historical Combined Ratio Average 88.5% 2006-Q3 2017

Source: 1996-2016 A.M. Best Aggregates and Averages, Workers’ Compensation. Policyholder Dividends Included. Eastern Outperforms in Workers’ Compensation Eastern consistently outperforms in a volatile line of business Calendar Year Combined Ratio 1996 - 2016 '96-'16 Avg 10 Yr Avg 2007-2016 5 Yr Avg 2012-2016

Strategy Update: How Eastern Differentiates Understands market dynamics and regulatory concerns Use of local knowledge that has always differentiated ProAssurance Disciplined individual account underwriting with focus on rate adequacy in rural territories Dedicated to effective claims management and returning injured workers to wellness

Eastern Alliance Insurance Group Best-in-Class Claims, Risk Management and Underwriting Business Model Broad Product Spectrum 41 State Licenses – Core Operations in 16 States Select Agency Partnerships 231 Contracts / 669 Locations Workers’ Compensation Business Profile & Overview YTD, September 30, 2017 Southeast Region Charlotte, NC Richmond, VA Gulf South Region Madison, MS Nashville, TN Austin, TX Midwest Region Indianapolis, IN Grandville, MI Mid-Atlantic Region Lancaster, PA Wexford, PA Offices Licensed and actively seeking business Licensed, accepting ancillary “border” business Eastern Re (Cayman) New England Region Auburn, ME

Guaranteed Cost Policies Loss-Sensitive Dividend Plans Deductible Plans Retrospective Rating Plans Alternative Market Programs ParallelPay–“Pay as you Go” TPA Services Claims Administration and Risk Management Broad Workers’ Compensation Product Spectrum $203 mln YTD Gross Written Premium at 9/30/2017 Active Policies at 9/30/17 Traditional WC Programs 7,707 Alternative Markets 2,795 10,502

Wide diversification by class code and market segment Over 600 class codes actively written in Traditional business Approximately 7,700 active policies in Traditional Programs Over 400 actively written in Inova Alternative Market Programs Approximately 2,800 active policies in Invoa Alternative Market Programs Diversified Book of Business Top 10 Classes of Business by Payroll Exposure as of September 30, 2017 Healthcare Related Non-Healthcare

Healthcare as a Percentage of Overall Workers’ Compensation Writings Significant Healthcare Profile Q3 2017 Healthcare premiums grew 11.9% Vs. Q3 2016 YTD 2017 Healthcare premiums up 9.2% over YTD 2016 The Primary Growth in Healthcare is in Alternative Markets YTD 9/30 Each Year / $ in millions

Eastern’s proactive claim-closing strategies are key to being recognized as a short-tail writer of workers’ compensation No claims open from 2002 and earlier 42 net claims open from 2012 and prior Workers’ Comp Claim Closing Pattern: Traditional 9/30/2017

Strategy Update: Alternative Market Overview Inova® is our alternative insurance brand Alternative insurance structure utilizes a segregated portfolio company (Eastern Re) with segregated portfolio cells housing captives Alternative market solutions are in high demand Fast growing sector of the Property and Casualty marketplace Inova is a high ROE product with significant retention Fee-based revenue diversifies earnings that are largely based on underwriting Jointly-owned SPC’s Capital efficient Unique product offering for healthcare organizations differentiates Eastern & ProAssurance MPL / WC lines in a single SPC Leverage “mono-line” expertise for both With the uncertainty created by healthcare reform, it is more important than ever for healthcare organizations to manage “controllable” expenses Enhances agency partnerships Risk sharing (joint ownership) educates agents on principles of underwriting, risk management and claims administration Certain programs assist in Eastern’s geographic expansion / diversification efforts

Strategy Update: How Eastern RE Differentiates Captive insurance solutions provided through Eastern Re Value-added risk management services cements brand loyalty Strategic partnerships with select independent agencies that share philosophies on controlling workers’ compensation costs Segregated cell company based in Cayman Successfully driving new business opportunities for healthcare professional liability business

How Inova® Benefits Insureds “A” Rated Paper – WC / “A+” Rated Paper – MPL / GL Stable Off-Shore Facility Eastern Re Ltd, S.P.C. established in 1987 Cayman Islands Monetary Authority regulation Segregated portfolio cells statutorily protected from each other Multi-State Coverage “Fully-Bundled” Approach No need for separate service agreements or providers Access to ProAssurance / Eastern Reinsurance Markets Reinsurance Program Protection “Turn-key” Operation Provides simple and easy transition from start to finish Minimal start-up capitalization Flexible ownership Monthly and Annual Reporting Package Detailed monthly reporting package Quarterly actuarial reviews and financials Potential Shareholder Dividends Dedicated Service Team Account management, underwriting, claims, risk management, marketing, accounting, premium audit Annual Off-Shore Meeting with Senior Management Team

Workers’ Comp Claim Closing Pattern: Alternative 9/30/2017 Eastern’s proactive claim-closing strategies are key to being recognized as a short-tail writer of workers’ compensation No claims open from 2002 and earlier 24 net claims open from 2014 and prior

Inova: Direct Written Premium Trends DPW in 000’s 18 year track record of growth and profitability 2016 DWP = $75.9 million Year-over-year growth of 7.4%

PROASSURANCE EASTERN Re Ltd., S.P.C. Cayman Domicile Founded in 1987 Segregated Portfolio Cell (SPC) Segregated Portfolio Cell (SPC) Segregated Portfolio Cell (SPC) Individual Segregated Portfolio Cell Loss Fund * Commission Front (Underwriting) Claims Administration Risk Management Cell Rental Reinsurance Tax/Excise Claims Payments Potential Shareholder Dividend Expenses * Loss Fund managed off shore through Deutsche Bank with individual investment portfolio. EASTERN ALLIANCE INSURANCE GROUP Inova® Program Structure

Segment Financial Highlights & Strategic Review Lloyd’s

Q3 2017 Lloyd’s Segment Financial Highlights Three Months Ended Nine Months Ended September 30 September 30 2017 2016 2017 2016 Gross Premiums Written $21.0 $19.0 $57.0 $50.9 Net Premiums Earned $16.3 $14.6 $45.4 $40.5 Total Revenues $14.9 $15.7 $45.0 $42.8 Net Losses & Loss Adjustment Expenses $20.4 $11.3 $40.7 $26.0 Underwriting & Operating Expenses $6.7 $6.3 $19.8 $16.7 Operating Result $(12.3) $(3.2) $(15.0) $(2.1) Current Accident Year Net Loss Ratio 124.6% 58.1% 91.0% 65.0% Effect of Prior Accident Year Reserve Development 0.7% 19.4% (1.3%) (0.9%) Net Loss Ratio 125.3% 77.5% 89.7% 64.1% Underwriting Expense Ratio 41.2% 42.9% 43.6% 41.1% In millions, except ratios Expense ratio growth is moderating as premiums build and start-up expenses transition to operating expenses

Current Underwriting capacity: $134 million ProAssurance 57.6% share is $77.2 million 2016 Syndicate 1729 Gross Written Premium was $113.2 million ProAssurance 57.6% Share was $65.2 million Lloyd’s Syndicate 1729: Business Detail YTD† †For the trailing twelve months as of June 30, 2017 and reported September 30, 2017. $ in millions and based on exchange rates at 9/30/2017 Broad spread of risk Property is primarily US * Includes 2% of reinstatement premium related to Hurricanes Harvey, Irma & Maria

Lloyd’s Strategy Review ProAssurance provides 58% of capital to Syndicate 1729 Small ownership interest in the underlying underwriting arm, Dale Underwriting Partners $200 million capital commitment is best viewed as an investment Early stage costs elevated but in-line with expectations Expenses leveling as operations mature Provides potential exposure to global professional liability opportunities Also relevant to Medmarc for medical technology and products liability as more testing and development moves offshore First underwriting year (2014) closed profitably

Key Lloyd’s Opportunities Special Purpose Arrangement (SPA) within Syndicate 1729 will begin writing business in 2018 Four experienced underwriters with established books of business prior to joining Planned premium is $22 million Business focus is contingency & specialty property Continuing success in international healthcare professional liability from the highly-experienced underwriting team that joined Syndicate 1729 in March 2016 Extensive experience in Canada, Australia, South America & Middle East

Syndicate 1729 Outlook for 2018 Little or no exposure to Brexit and related issues Few UK risks written Improving market conditions Growth in a more profitable market More catastrophe risk, gross & net Remaining disciplines and focused on core products Trimming away lower margin business Maintaining vigilance on expenses

Segment Financial Highlights & Strategic Review Corporate & Investments

Segment operating results for Q3 2017 were higher than Q3 2016 primarily as a result of a $7.5 million increase in earnings from unconsolidated subsidiaries due to higher reported earnings from our investments in LPs/LLCs and the effect of a smaller increase in the estimate of partnership operating losses related to our tax credit partnerships Investment income continues to decline due to lower average balances and the low interest rate environment Q3 2017 Corporate Segment Financial Highlights Three Months Ended Nine Months Ended September 30 September 30 2017 2016 2017 2016 Net Investment income $23.3 $24.9 $68.4 $74.3 Equity in earnings (loss) of unconsolidated subsidiaries $4.2 $(3.3) $8.5 $(6.6) Net realized investment gains (losses) $7.7 $15.7 $18.7 $18.3 Operating expenses $5.0 $5.1 $21.1 $20.7 Interest expense $4.1 $3.7 $12.4 $11.3 Income tax (benefit) / expense $6.0 $8.3 $5.0 $14.2 Segment Operating Result $19.9 $18.4 $55.7 $38.1 In millions

Investment Strategy and Detailed Holdings

Seeking better risk-adjusted returns Remaining sensitive to potential changes in tax rates 2017 Investment Strategy Optimizing our allocation Ensures non-correlation of returns Continuing capital management activities are reducing the size of the portfolio Duration management remains paramount We will not extend duration in search of incremental yield

Q3 2017 Consolidated Net Investment Result 9/30/17 9/30/16 Change Net Investment Income Fixed maturities $ 18,924 $ 21,024 $ (2,100) Equities 4,495 3,779 716 Short-term and Other investments 1,147 1,466 (319) BOLI 620 639 (19) Investment fees and expenses (1,457) (1,647) 190 Net investment income $ 23,729 $ 25,261 $ (1,532) Equity in Earnings (Loss) of Unconsolidated Subsidiaries Investment LPs/LLCs $ 8,227 $ 4,998 $ 3,229 Tax credit partnerships (4,063) (8,347) 4,284 Equity in earnings (loss) $ 4,164 $ (3,349) $ 7,513 622 Net investment result $ 27,893 $ 21,912 $ 5,981 $ in thousands Fixed income is down due to ~8% lower average balances and lower yields Excluding Capital Gains / (Losses)

Q3 2017 YTD Consolidated Net Investment Result 9/30/17 9/30/16 Change Net Investment Income Fixed maturities $ 57,885 $ 64,808 $ (6,923) Equities 12,437 10,983 1,454 Short-term and Other investments 2,926 2,550 376 BOLI 1,517 1,537 (20) Investment fees and expenses (5,173) (4,594) (579) Net investment income $ 69,592 $ 75,284 $ (5,692) Equity in Earnings (Loss) of Unconsolidated Subsidiaries Investment LPs/LLCs $ 22,590 $ 10,341 $ 12,249 Tax credit partnerships (14,101) (16,948) 2,847 Equity in earnings (loss) $ 8,489 $ (6,607) $ 15,096 622 Net investment result $ 78,081 $ 68,677 $ 9,404 $ in thousands Fixed income is down due to ~6% lower average balances and lower yields Excluding Capital Gains / (Losses)

09/30/17 Full portfolio disclosure on our website: investor.proassurance.com/CustomPage/Index?KeyGenPage=305596 ProAssurance Investment Profile $2.5 Billion Fixed Income Portfolio (69% of Invested Assets) $3.7 Billion Overall Portfolio Sources of Liquidity Average duration: 3.4 years Average tax-equivalent income yield: 3.5% Investment grade: 94% Weighted average: A+

ProAssurance Recent Investment Performance As of September 30, 2017 Management reporting item which is ‘tax equivalent,’ unaudited, and non GIPS Contribution to Returns 2013-2017 / PRA vs Benchmarks 2017 YTD 2016 2015 2014 2013 % of Assets PRA Benchmark % of Assets PRA Benchmark % of Assets PRA Benchmark % of Assets PRA Benchmark % of Assets PRA Benchmark Core Fixed 72% 2.32% 2.21% 72% 1.95% 1.32% 73% 1.86% 1.58% 72% 3.24% 3.04% 77% 0.57% -0.10% Alternative Fixed 11% 0.47% 0.42% 8% 0.93% 0.59% 6% -0.19% -0.14% 7% 0.25% 0.19% 11% 0.30% 0.28% Tax Credits 3% 0.17% 0.17% 4% 0.45% 0.45% 4% 0.56% 0.56% 4% 0.45% 0.45% 4% 0.51% 0.51% Private Equity 3% 0.34% 0.34% 3% 0.33% 0.33% 2% 0.07% 0.07% 1% 0.31% 0.31% 1% 0.32% 0.32% Equity 9% 0.64% 0.64% 9% 1.36% 1.13% 8% -0.15% -0.62% 9% 0.72% 0.85% 7% 2.01% 2.03% Real Estate 1% 0.05% 0.05% 1% 0.08% 0.09% 1% 0.09% 0.08% 1% 0.05% 0.04% 0% 0.00% 0.00% Other 1% 0.12% 0.12% 3% 0.03% 0.03% 6% -0.01% -0.01% 7% 0.00% 0.00% 0% 0.00% 0.00% Total 4.10% 3.94% 5.13% 3.95% 2.23% 1.53% 5.02% 4.88% 3.70% 3.05% Total Portfolio Outperformance 0.16% 1.18% 0.70% 0.14% 0.66%

09/30/17 ProAssurance Portfolio Detail: Asset Backed $335 Million (14% of Fixed Income / 9% of Invested Assets) Weighted Average Rating: “AAA”

ProAssurance Portfolio Detail: Corporate Corporates: $1.3 Billion (52% of Fixed Assets / 34% of Invested Assets) Top 20 Banks/Financials: $205 million in millions J. P. Morgan $26 Athene $9 PNC $19 US Bank $8 Goldman Sachs $17 RBC $7 Wells Fargo $14 BBT $6 American Express $13 Bank of America $6 NRUC $13 HCP $5 The Doctor’s Co $12 Digital Realty $5 Citi Group $11 Schwab $5 Morgan Stanley $11 GE Capital $4 Simon Property $10 Franklin Resources $4 Weighted Average Rating: A-

09/30/17 ProAssurance Portfolio Detail: Municipals Municipals: $693 Million (28% of Fixed Income / 19% Invested Assets) Weighted Average Rating: AA Top 10 Municipal Holdings in millions Connecticut State Housing Authority $15 Omaha Public Power $13 North Carolina State Capital Improvement $10 Colorado Springs, CO Utilities $10 Missouri St Highway & Transit $10 University of Alabama General Revenue $10 Port Authority of NY & NJ $9 McAllister Academic Village AZ $8 Dallas, TX Waterworks & Sewer $8 Triborough Bridge & Tunnel $8

09/30/17 ProAssurance Portfolio: Equities & Other Equities & Other: $848 Million (23% of Invested Assets)

Additional Financial Detail

Capital Growth: 2008 Q3 2017 2008 2009 2010 2011 2012 2013 2014 2015 2016 Q3 2017 Beginning Equity* $ 1,255 $ 1,424 $ 1,705 $ 1,856 $ 2,164 $ 2,271 $ 2,394 $ 2,158 $ 1,958 $ 1,799 Cumulative-effect adjustment: ASU 2016-09 adoption - - - - - - - - - $ 149 Stock Issued $ 112,478 - - - - - - - - - Employee Stock Transactions $ 11,673 $ 7,205 $ 6,147 $ 6,167 $ 7,780 $ 9,261 $ 11,246 $ 8,221 $ 12,857 $ 3,655 Earnings $ 177,725 $ 222,026 $ 231,598 $ 287,096 $ 275,470 $ 297,523 $ 196,565 $ 116,197 $ 151,081 $ 89,922 Dividends ̶ ̶ ̶ $ (15,269) $ (192,466) $ (64,777) $ (220,464) $ (119,866) $ (315,028) $ (49,598) Treasury Stock $ (87,561) $ (46,884) $ (106,347) $ (20,317) ̶ $ (32,054) $ (222,360) $ (169,793) $ (2,106) ̶ Unrealized G/L $ (45,800) $ 98,663 $ 19,870 $ 50,913 $ 15,343 $ (85,719) $ (1,457) $ (34,349) $ (6,456) $ 8,060 Total Equity* $ 1,424 $ 1,705 $ 1,856 $ 2,164 $ 2,271 $ 2,394 $ 2,158 $ 1,958 $ 1,799 $ 1,851 * Equity shown in millions; all other data shown in thousands

2017 YTD Ceded Premiums Written

ProAssurance. Treated Fairly

	HCPL including Podiatry		Products		Lawyers		Workers' Compensation Traditional		Workers' Compensation Alternative Markets		Lloyd's	
	9/30/17	9/30/16	9/30/17	9/30/16	9/30/17	9/30/16	9/30/17	9/30/16	9/30/17	9/30/16	9/30/17	9/30/16
Gross written premium	$ 381.5	$ 363.7	$ 25.6	$ 25.5	$ 21.0	$ 21.0	$ 139.6	$ 136.4	$ 63.6	$ 58.0	$ 57.0	$ 50.9
Ceded premiums	50.1	45.7	9.0	8.3	1.8	1.6	6.0	7.2	12.3	11.2	12.4	8.3
Net written premium	331.4	318.0	16.6	17.2	19.2	19.4	133.6	129.2	51.3	46.8	44.6	42.6
Ceded Premium Components												
Primary reinsurance arrangement, current accident year	16.4	13.9	9.0	8.3	1.8	0.5	6.9	7.5	6.4	5.6	—	—
All other reinsurance arrangements	38.3	39.4	—	—	—	1.1	—	—	6.0	5.7	12.4	8.3
Ceded premiums, current accident year	54.7	53.3	9.0	8.3	1.8	1.6	6.9	7.5	12.4	11.3	12.4	8.3
Reduction in premiums owed under reinsurance agreements	(4.5)	(7.5)	—	—	—	—	(1.0)	(0.3)	—	—	—	—
Total ceded premiums	$ 50.2	$ 45.8	$ 9.0	$ 8.3	$ 1.8	$ 1.6	$ 9.4	$ 10.3	$ 15.0	$ 15.0	$ 12.4	$ 5.7
Ceded premiums ratio, current accident year	14.3%	14.7%	35.2%	32.5%	8.6%	7.6%	4.9%	5.5%	19.5%	19.5%	21.8%	16.3%

All other reinsurance arrangements primarily represent shared risk and quota share programs including premiums ceded 100% to an unaffiliated captive insurer for the Workers' Compensation alternative market business

All Lloyd's reinsurance premium is shown in the "All other reinsurance arrangements" line

ProAssurance Investor Briefing, December 2017 96

Q3 2017 Condensed Results by Segment

	Third Quarter 2017						
	Specialty P&C	Workers' Comp	Lloyd's Syndicate	Corporate / Other	Elimination	Q3 2017	Q3 2016
Gross premiums written	$ 166,284	$ 59,683	$ 20,972	$ —	$ (1,392)	**$ 245,547**	$ 232,016
Net premiums written	143,286	54,647	18,773	—	—	**216,706**	205,775
Net premiums earned	118,331	57,654	16,318	—	—	**192,303**	185,275
Net losses and LAE	73,831	35,081	20,444	—	—	**129,356**	118,082
Underwriting, policy acquisition & operating expenses	27,037	18,434	6,723	4,989	(72)	**57,111**	55,812
Underwriting Result	$ 17,463	$ 4,139	$ (10,849)	$ (4,989)	$ 72	**$ 5,836**	$ 11,381
% of total	299.3%	*70.9%*	*(185.9)*%	(85.5)%	*1.2%*	***100.0%***	
Net investment result	—	—	412	27,481	—	**27,893**	21,912
Net realized inv gains / (losses)	—	—	31	7,718	—	**7,749**	15,737
Other income	1,276	164	(1,881)	1,023	(72)	**510**	1,428
SPC dividend expense / (income)	(65)	1,722	—	1,234	—	**2,891**	3,196
Interest expense	—	—	—	4,124	—	**4,124**	3,748
Income tax expense/ (benefit)	—	—	61	5,963	—	**6,024**	9,680
Segment operating result	$ 18,804	$ 2,581	$ (12,348)	$ 19,912	$ —	**$ 28,949**	$ 33,834
Net loss ratio	62.4%	60.8%	125.3%	*n/a*	*n/a*	**67.3%**	63.7%
Expense ratio	22.8%	32.0%	41.2%	*n/a*	*n/a*	**29.7%**	30.1%
Combined ratio	85.2%	92.8%	166.5%	*n/a*	*n/a*	**97.0%**	93.8%

ProAssurance Investor Briefing, December 2017

97

Q3 2017 YTD Condensed Results by Segment

ProAssurance. Treated Fairly

	Third Quarter 2017 Year to Date						
	Specialty P&C	Workers' Comp	Lloyd's Syndicate	Corporate / Other	Elimination	Q3 2017	Q3 2016
Gross premiums written	$ 428,032	$ 203,237	$ 56,995	$ —	$ (5,132)	**$ 683,132**	$ 647,564
Net premiums written	367,112	184,917	44,555	—	—	**596,584**	573,071
Net premiums earned	340,394	169,791	45,374	—	—	**555,559**	539,587
Net losses and LAE	220,123	103,217	40,718	—	—	**364,058**	335,936
Underwriting, policy acquisition & operating expenses	79,252	52,220	19,786	21,062	(214)	**172,106**	166,735
Underwriting Result	$ 41,019	$ 14,354	$ (15,130)	$ (21,062)	$ 214	**$ 19,395**	$ 36,916
% of total	*211.5%*	*74.0%*	*(78.0)%*	*(108.6)%*	*1.1%*	***100.0%***	
Net investment result	—	—	1,194	76,887	—	**78,081**	68,677
Net realized inv gains / (losses)	—	—	105	18,705	—	**18,810**	18,314
Other income	3,943	519	(1,641)	1,974	(214)	**4,581**	5,963
SPC dividend expense / (income)	5,026	5,593	—	3,457	—	**14,076**	5,895
Interest expense	—	—	—	12,402	—	**12,402**	11,285
Income tax expense	—	—	(495)	4,962)	—	**4,467**	16,457
Segment operating result	$ 39,936	$ 9,280	$ (14,977)	$ 55,683	$ —	**$ 89,922**	$ 96,233
Net loss ratio	64.7%	60.8%	89.7%	*n/a*	*n/a*	**65.5%**	62.3%
Expense ratio	23.3%	30.8%	43.6%	*n/a*	*n/a*	**31.0%**	30.9%
Combined ratio	88.0%	91.6%	133.3%	*n/a*	*n/a*	**96.5%**	93.2%

ProAssurance Investor Briefing, December 2017 98

2016 Condensed Results by Segment Year Ended 12/31/16 Specialty P&C Specialty P&C Workers' Comp Workers' Comp Lloyd's Syndicate Lloyd's Syndicate Corporate / Other Corporate / Other Elimination Elimination Total YTD 2016 2016 Total YTD 2015 2015 Gross premiums written $ 535,725 $ 247,940 $ 65,157 $ — $ (13,808) $ 835,014 $ 812,218 Net premiums written 458,681 223,578 56,274 — — 738,533 709,285 Net premiums earned 457,816 220,815 54,650 — — 733,281 694,149 Net losses and LAE 268,579 140,534 34,116 — — 443,229 410,711 Underwriting, policy acquisition & operating expenses 104,333 70,464 22,832 30,807 (826) 227,610 217,064 Underwriting Result $ 84,904 $ 9,817 $ (2,298) $ (30,807) $ 826 $ 62,442 $ 66,374 % of total 136.0% 15.7% (3.7)% (49.3)% 1.3% 100.0 % Net investment result — — 1,410 92,840 — 94,250 112,342 Net realized inv gains / (losses) — — 76 34,799 — 34,875 (41,639) Other income 5,306 844 1,415 1,069 (826) 7,808 7,227 SPC dividend expense / (income) 144 7,998 — — — 8,142 853 Interest expense — — — 15,032 — 15,032 14,596 Income tax expense 384 24,736 25,120 12,658 Segment operating result $ 90,066 $ 2,663 $ 219 $ 58,133 $ — $ 151,081 $ 116,197 Net loss ratio 58.7% 63.6% 62.4 % n/a n/a n/a n/a 60.4% 59.2 % Expense ratio 22.8% 31.9% 41.8 % n/a n/a n/a n/a 31.0% 31.3 % Combined ratio 81.5% 95.5% 104.2 % n/a n/a n/a n/a 91.4% 90.5%

Inside ProAssurance’s Income Statement: YTD 2017 9/30/17 Subject to Rounding

9/30/17 Inside ProAssurance’s Balance Sheet: Q3 2017

Tax Credit Impact on Operating Results Substantial tax benefits and amortization expenses Actual Projected (Reduces PRE TAX Net Investment Income) (Reduces Taxes Due) (Net Effect)

Combined Tax Credits Portfolio Detail & Projections Year Capital Contributions GAAP Income/(Loss) from Operations, Disposition & Impairment Total Credits (Source IRR Schedule) Tax Provision after Impairment Impact on Earnings 2016 $ 8,701,852 $ (24,817,214) $ 27,549,158 $ (36,235,182) $ 11,417,968 2017 $ 4,404,737 $ (23,140,092) $ 25,669,586 $ (33,768,617) $ 10,628,527 2018 $ 151,992 $ (19,997,206) $ 18,636,522 $ (25,635,545) $ 5,638,338 2019 $ 150,596 $ (21,305,183) $ 18,195,091 $ (25,651,905) $ 4,346,722 2020 $ 136,251 $ (21,071,738) $ 17,451,316 $ (24,826,427) $ 3,754,686 2021 $ 120,658 $ (15,660,973) $ 13,273,285 $ (18,754,622) $ 3,093,652 2022 $ 311,047 $ (7,277,340) $ 4,805,453 $ (7,352,522) $ 75,183 2023 $ 51,338 $ (3,243,791) $ 168,433 $ (1,303,762) $ (1,940,031) 2024 $ 51,338 $ (1,264,550) $ 24,099 $ (466,692) $ (797,858) 2025 $ 41,159 $ - $ 7,719 $ (7,719) $ 7,719 2026 $ 25,734 $ - $ 2,994 $ (2,994) $ 2,994 2027 $ - $ - $ 86 $ (86) $ 86 2028 $ - $ - $ - $ - $ - $ 14,146,702 $ (137,778,086) $ 125,783,742 $ (174,006,073) $ 36,227,987

Reinsurance Programs

Forward Looking Statements Non-GAAP Measures This presentation contains Forward Looking Statements and other information designed to convey our projections and expectations regarding future results. There are a number of factors which could cause our actual results to vary materially from those projected in this presentation. The principal risk factors that may cause these differences are described in various documents we file with the Securities and Exchange Commission, such as our Current Reports on Form 8-K, and our regular reports on Forms 10-Q and 10-K, particularly in “Item 1A, Risk Factors.” Please review this presentation in conjunction with a thorough reading and understanding of these risk factors. This presentation contains Non-GAAP measures, and we may reference Non-GAAP measures in our remarks and discussions with investors. The primary Non-GAAP measure we reference is operating income, a non-GAAP financial measure that is widely used to evaluate performance within the insurance sector. In calculating operating income, we have excluded the after-tax effects of net realized investment gains or losses and guaranty fund assessments or recoupments that do not reflect normal operating results. We believe operating income presents a useful view of the performance of our insurance operations, but should be considered in conjunction with net income computed in accordance with GAAP. A reconciliation of these measures to GAAP measures is available in our regular reports on Forms 10-Q and 10-K and in our latest quarterly news release, all of which are available in the Investor Relations section of our website, Investor.ProAssurance.com. IMPORTANT SAFE HARBOR & NON-GAAP NOTICES